EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 11-K


                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                     For the fiscal year ended June 30, 1999


                           FIRST MERCHANTS CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN (1994)
                            (Full title of the plan)


                           FIRST MERCHANTS CORPORATION
          (Name of issuer of the securities held pursuant to the plan)


                             200 East Jackson Street
                              Muncie, Indiana 47305
                     (Address of principal executive office)


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                          INDEPENDENT AUDITOR'S REPORT

Compensation Committee of the
 Board of Directors
First Merchants Corporation
Muncie, Indiana


We have audited the accompanying statement of financial condition of First Merchants Corporation Employee Stock Purchase Plan (1994) as of June 30, 1999 and 1998, and the related statement of income and changes in Plan equity for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Merchants Corporation Employee Stock Purchase Plan (1994) as of June 30, 1999 and 1998, and the results of its operations for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.


/s/ Olive LLP

Indianapolis, Indiana
September 10, 1999

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

                           FIRST MERCHANTS CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN (1994)
                        Statement of Financial Condition


June 30                                         1999               1998
--------------------------------------- ------------------- ------------------
Assets
 Investments--interest-bearing deposits       $431,575           $389,613
                                        =================== ==================
Plan Equity                                   $431,575           $389,613
                                        =================== ==================

See notes to financial statements.


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

                           FIRST MERCHANTS CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN (1994)
                 Statement of Income and Changes in Plan Equity


Year Ended June 30                                                  1999                1998                 1997
------------------------------------------------------------ ------------------- -------------------- -------------------
Investment income--interest                                      $   9,074           $   6,864             $   5,368
Contributions from participants                                    449,852             405,045               303,943
                                                                -------------       -------------         -------------
                                                                   458,926             411,909               309,311
                                                                -------------       -------------         -------------

Withdrawals and terminations paid in cash                           32,578              24,626                17,777
Purchase and distribution of stock                                 384,386             290,913               297,746
                                                                -------------       -------------         -------------
                                                                   416,964             315,539               315,523
                                                                -------------       -------------         -------------

Income (loss) and changes in Plan equity for the year               41,962              96,370                (6,212)

Plan equity at beginning of year                                   389,613             293,243               299,455
                                                                -------------       -------------         -------------

Plan equity at end of year                                        $431,575            $389,613             $ 293,243
                                                                =============       =============         =============


See notes to financial statements.

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                           FIRST MERCHANTS CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN (1994)
                          Notes to Financial Statements


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization--The Plan was originally adopted by the Board of Directors of First Merchants Corporation (the "Corporation") in February 1989, and commenced operations in July 1989. Effective July 1, 1994, the Plan was amended by the adoption of the 1994 Employee Stock Purchase Plan ("1994 Plan"). The 1994 Plan was adopted by the Board of Directors of the Corporation in December 1993 and approved by Corporation stockholders in March 1994. A total of 253,125 shares of the Corporation's common stock are to be reserved for issuance pursuant to the 1994 Plan. The purpose of the Plan is to provide eligible employees of the Corporation and participating subsidiaries the opportunity to purchase Corporation common stock through annual offerings financed by payroll deductions.

Investments, consisting of interest-bearing deposit accounts at a subsidiary of the Corporation, are carried at current value.

NOTE 2 -- GENERAL INFORMATION

The Plan provides for the purchase of up to 253,125 shares of the Corporation's common stock by eligible employees through a maximum of five offerings of twelve month durations. Prior to each offering period, eligible employees elect to have up to 20 percent of their compensation deducted from their pay and accumulated with interest until the end of that offering period, but not to exceed $25,000 per offering period.

At the end of each offering period, the balance of each participant's payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation's common stock possible. The price at which the shares are deemed to have been purchased is determined by the Compensation Committee of the Corporation and is equal to 85 percent of the lesser of the fair market value of the Corporation's common stock at the beginning or at the end of that offering period. Shares to be purchased under the Plan may be obtained by the Corporation from its authorized but previously unissued shares, from open market transactions or from private sources.

In July 1999 and 1998, the Corporation issued 20,870 and 21,706 shares of its common stock for the offering period ended June 30, 1999 and 1998, at $20.24 and $30.44 per share.

At June 30, 1999, the Plan had 250 participants.


NOTE 3 -- INCOME TAX STATUS

The Plan is not and will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Consequently, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant's gross income for federal income tax purposes, unless a disqualifying distribution occurs.


NOTE 4 -- PLAN AMENDMENT

Effective July 1, 1999, the Plan was amended by the adoption of the 1999 Employee Stock Purchase Plan ("1999 Plan"). The 1999 Plan was adopted by the Board of Directors of the Corporation in February 1999 and approved by Corporation stockholders in April 1999. A total of 250,000 shares of the Corporation's common stock are to be reserved for issuance pursuant to the 1999 Plan. The terms of this plan are similar to the 1994 Employee Stock Purchase Plan.